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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 June 25, 2004

Commission File Number: 0-21660

PAPA JOHN'S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification number)

2002 Papa Johns Boulevard
Louisville, Kentucky 40299-2334
(Address of principal executive offices)

(502) 261-7272
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

        On June 25, 2004, Papa John's International, Inc. announced that Gary Langstaff, who joined the company in December 2003 as Chief Marketing Officer, is no longer affiliated with the company. The company noted that it has no plans to change the current direction of its marketing, which includes the use of new products and promotional tie-ins to further its "Better Ingredients. Better Pizza." strategy. The company projects systemwide domestic comparable sales for June will increase by approximately 1% to 2% over the same period last year.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits

Exhibit Number	Description
99.1	Papa John's International, Inc. press release dated June 25, 2004.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN'S INTERNATIONAL, INC. (Registrant)
Date: June 28, 2004	/s/ J. DAVID FLANERY J. David Flanery Senior Vice President and Chief Financial Officer

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits
SIGNATURES